As filed with the Securities and Exchange Commission on ________, 1999
                            Registration No. 33-25900

                     U.S. Securities and Exchange Commission
                                Washington, D.C.
                                 --------------

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             DONNEBROOKE CORPORATION
     (Exact name of small business registrant as specified in its charter)


Delaware                                                        75-2228820
(State or jurisdiction of                                  (I.R.S. Employer
 incorporation or organization)                             Identification No.)



      16910 Dallas Parkway, Suite 100, Dallas, Texas 75248 (972) 248-1922.
          (Address and telephone number of principal executive offices)

 Kevin B. Halter, Jr. 16910 Dallas Parkway, Suite 100, Dallas, Texas 75248
(972) 248-1922
           ( Name, address and telephone number of agent for service)

                                   Copies to:
                             Richard Braucher, Esq.
                         16910 Dallas Parkway, Suite 100
                               Dallas, Texas 75248
                                 (972) 248-1922

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                                                                      CALCULATION OF REGISTRATION FEE
---------------------------- ------------------------- -------------------------- ------------------------- ------------------------

Title of each class of       Amount to be              Proposed maximum offering  Proposed maximum          Registration Fee
securities to be registered  registered                price per share (1)        aggregate offering
                                                                                  price (1)
Common  Stock                3,602,300 shares               $0.01                   $36,023.00               $11.00

---------------------------- ------------------------- -------------------------- ------------------------- ------------------------

Note: (1)  Estimated solely for the purpose of calculating the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             PRELIMINARY PROSPECTUS
                             (subject to completion)

                             DONNEBROOKE CORPORATION

                        3,602,300 SHARES OF COMMON STOCK

This prospectus relates to the offer and sale from time to time of up to 3,602,300 shares of the common stock, with a par value of $.00001 per share, of Donnebrooke Corporation, a Delaware corporation (herein "Donnebrooke"), by two current shareholders (See "Prospectus Summary"). The 3,602,300 shares of Donnebrooke's common stock were acquired as restricted securities in exchange for services performed for Donnebrooke by these two shareholders and in consideration of paying bills that Donnebrooke owed to third parties. Donnebrooke is registering these shares in order to provide these two shareholders with freely tradeable securities, but the registration does not necessarily mean that any or all of these shares will, in fact, be sold. Donnebrooke will not receive any of the proceeds from the sale of these shares. Donnebrooke will pay all of the expenses related to this registration.

There is currently no public market for the common stock. Donnebrooke expects that the common stock will be traded on the over-the-counter market maintained by members of the National Association of Securities Dealers, Inc. (the "OTC Bulletin Board") after the registration statement is declared effective.

After the Shares are registered these two shareholders may, from time to time, offer and sell the Shares directly or through agents or broker-dealers on such terms as they in their individual discretion determine to be appropriate. Each of these two shareholders reserves the right to accept or reject, in whole or in part, any proposed purchase of the shares.

                           ---------------------------


     An investment in the securities offered hereby is speculative and involves a high degree of risk. You should read "Risk Factors", beginning on page 3, which describes certain factors which should be carefully considered before you purchase any of the common stock.

                         -------------------------------


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.


                 The date of this prospectus is July ___, 1999.

                               PROSPECTUS SUMMARY


You should read the following summary together with the more detailed information regarding Donnebrooke and the common stock covered by this registration and Donnebrooke's financial statements and notes thereto appearing elsewhere in this prospectus.


THE COMPANY

Donnebrooke Corporation, a Delaware corporation, does not conduct any type of business at this time. Donnebrooke was incorporated under the laws of State of Delaware in 1988. Donnebrooke's only office is located at 16910 Dallas Parkway, Suite 100, Dallas, Texas 75248 and its telephone number is (972) 248-1922.


SECURITIES TO BE REGISTERED

3,602,300  shares  of  Donnebrooke's  common  stock  (the  "Shares"),  including
1,313,000 shares that are owned by Halter Capital Corporation and 2,289,300 shares that are owned by Kevin B. Halter, Jr. (herein, collectively, the "Selling Shareholders") are being registered and may be offered for sale, from time to time, in the future. These Shares represent more than 99% of the number of issued and outstanding shares of the common stock.



RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered by prospective investors in evaluating Donnebrooke and its business and future prospects before purchasing any of the common stock.


No History of Operations

Donnebrooke has never operated any business and has never generated any income; thus, Donnebrooke has no history of successfully operating any form of business and generating any profits.


Donnebrooke Needs Additional Capital

In the past Donnebrooke's expenses have always been paid by one or more of its principal shareholders. Currently it has no cash and no assets with which to pay any expenses. Unless one or more of its shareholders provides cash to pay Donnebrooke's expenses as they are incurred, Donnebrooke may be forced to cease its efforts to find an acceptable merger or acquisition partner. There are no known sources from which Donnebrooke can obtain loans or debt financing.


Risks Related to Donnebrooke's Acquisition Strategy

Donnebrooke intends to grow by acquiring a business or a corporation that is privately owned and has a history of profitable operations. The management of Donnebrooke has no specific target in mind and it is impossible to predict when, or if, it will find a merger of acquisition candidate that it deems desirable and that is interested in affiliating with Donnebrooke. There can be no assurance that Donnebrooke will be able to identify, acquire or manage such a business profitably or to integrate successfully such a business into Donnebrooke without substantial and unanticipated costs, delays or other problems. A business acquired by Donnebrooke may have liabilities that Donnebrooke does not discover or may not be able to discover during its pre-acquisition investigations and for which Donnebrooke, as legal successor owner, may be responsible. Donnebrooke currently has no agreement with any party to make an acquisition.

Control of Donnebrooke by its Executive Officers and Directors

Donnebrooke's officers and directors currently beneficially own, directly or indirectly, over 99% of the common stock. As a result, these shareholders acting together control all decisions that will be made by the shareholders, including the election of directors, approval or rejection of any proposed acquisition or merger, and possible recapitalizations of Donnebrooke. The voting power of these shareholders could, under certain circumstances, delay or prevent a change in control of Donnebrooke.


Benefits of  this Offering for Two Shareholders

The two Selling Shareholders currently, directly or indirectly, own more than 99% of the common stock, namely, 3,622,464 of the shares issued and outstanding. Of this number, 3,602,300 shares are covered by this registration. After this registration is declared effective by the SEC, the Selling Shareholders will be able to sell any or all of these shares and will not be subject to volume restrictions of SEC Rule 144 that would otherwise apply if this registration statement had not been filed. There can be no assurances that these two Selling Shareholders will, in fact, sell or retain all or any part of these shares, or, if so, when.


There is No Active Market for Donnebrooke's Common Stock Now

Until this time there has not been a public market for Donnebrooke's stock. There can be no assurance that an active public market will develop or be sustained for the common stock even though Donnebrooke intends to file an application with the National Association of Securities Dealers, Inc. (herein " NASD") to list the common stock on the OTC Bulletin Board. If there is little demand on the part of potential purchasers of the stock, sellers will have difficulty selling any of Donnebrooke's stock.


Anticipated Volatility of the Price of Donnebrooke's Stock

The market price of Donnebrooke's stock has been, and is likely to continue to be, highly volatile. The market for Donnebrooke's stock may continue to be volatile because of general market conditions, as well as factors related to Donnebrooke's performance and its ability to meet market expectations. Such factors as investor perceptions of Donnebrooke, variations in Donnebrooke's financial results, announcements regarding Donnebrooke's plans and other developments affecting Donnebrooke's future could cause significant fluctuations in the market price of the stock. In addition, the stock market in general has recently experienced price and volume fluctuations which appear to be unrelated to the operating performance of individual companies. Broad market fluctuations may adversely affect the market price of the stock.


There are a Very Large Number of Shares Eligible for Sale in the Future; Sales of Donnebrooke's Shares May Depress the Price of its Stock

If the two Selling Shareholders sell substantial amounts of the common stock in the public market following this offering, the market price of the common stock could fall. These sales might make it more difficult for Donnebrooke to sell equity securities in the future at a time and at a price deemed appropriate. Upon completion of this offering and the approval of Donnebrooke's application for listing with NASD all of Donnebrooke's issued and outstanding shares of common stock will be freely tradeable.


Potential Anti-takeover Provisions of Donnebrooke's Certificate and Bylaws, as well as Delaware Law, Could Adversely Affect the Stock's Price

Certain provisions of Delaware law and certain provisions of Donnebrooke's Certificate of Incorporation and Bylaws could delay or impede the removal of incumbent directors and could make it more difficult for a third party to acquire, or could discourage third parties from attempting to acquire, control of Donnebrooke. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of Donnebrooke's common stock. The Certificate and Bylaws impose various procedural requirements that could make it more difficult for shareholders to effect certain corporate actions. Donnebrooke's Certificate gives the Board of Directors (without any additional authorization from the shareholders) authority to issue more than 46,000,000 additional shares of common stock for various corporate purposes. Issuance of a substantial number of shares would dilute the existing shareholders' percentage ownership of Donnebrooke.

                                REGISTRATION PLAN


Reasons for the Registration

Donnebrooke's Board of Directors has determined that it is in the best interest of all of Donnebrooke's shareholders to register the Shares at this time. After the completion of this registration all 3,640,372 shares of Donnebrooke's Common stock will be freely tradeable, whereas currently only 38,072 shares are now freely tradeable. Immediately after this registration is declared effective, Donnebrooke intends to apply to the NASD for listing of the Common stock on NASD's OTC Bulletin Board and it is anticipated that trading should commence shortly after approval is received from NASD.

In addition, Donnebrooke hopes to expand by means of acquisitions of existing businesses (although at the present time none are specifically contemplated) and the Board of Directors believes that having a public market for the common stock will allow Donnebrooke to more readily make such acquisitions in the future by structuring them as stock transactions.


Listing and Trading of  the Common Stock in the Future

Donnebrooke expects that the common stock will initially be traded on the OTC Bulletin Board after the effectiveness of the registration statement. Shares of the common stock will be freely transferable, except for shares received by persons who may be deemed to be "affiliates" of Donnebrooke under the Securities Act. Persons who may be deemed to be affiliates of Donnebrooke include individuals or entities that control, are controlled by or under common control with Donnebrooke, and may include directors and principal executive officers of Donnebrooke, as well as any stockholder owning 5% or more of the total stock issued and outstanding. Persons who are affiliates of Donnebrooke will be permitted to sell their shares of common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act which is applicable to them. In addition to the directors and executive officers of Donnebrooke (See "Management"), Halter Capital Corporation is currently an affiliate of Donnebrooke.
Donnebrooke currently has approximately 970 shareholders.



                    DESCRIPTION OF DONNEBROOKE'S COMMON STOCK

Donnebrooke's Certificate of Incorporation authorizes the issuance of 50,000,000 shares of common stock, with a par value of $.00001 per share. Holders of common stock are entitled to one vote for each share owned on each matter submitted to a vote of the shareholders. Currently there are 3,640,372 shares of common stock issued and outstanding. Donnebrooke's Board of Directors has the legal authority to issue the remaining unissued authorized shares, without shareholder approval, for any purpose deemed to be in the best interest of Donnebrooke. Shares could be issued to deter or delay a takeover or other change of control of Donnebrooke.

All the shares of the common stock which are now outstanding are fully paid, validly issued and nonassessable and the holders of the common stock have no preemptive rights to subscribe for or to purchase any additional securities issued by Donnebrooke. Upon liquidation, dissolution or winding up of Donnebrooke, the holders of common stock are entitled to share ratably in the distribution of assets after payment of debts and expenses. There are no conversion, sinking fund or redemption provisions, or similar restrictions with respect to the common stock.

Holders of the common stock are entitled to receive dividends, when and if declared by the Board of Directors, out of funds legally available therefor. See "Dividend Policy,"


Dividend Policy

Donnebrooke has never paid or declared a cash dividend on its common stock and does not intend to pay cash dividends in the foreseeable future. The payment by Donnebrooke of dividends, if any, on its common stock in the future is subject to the discretion of the Board of Directors and will depend on Donnebrooke's earnings, financial condition, capital requirements and other relevant factors.

Use of Proceeds

Donnebrooke will not receive any proceeds from the registration or sale of the shares of common stock covered by this prospectus.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion and analysis should be read in conjunction with Donnebrooke's financial statements and the notes associated with them as set forth elsewhere in this document. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. This discussion represents only the best present assessment by the management of Donnebrooke.


Caution Regarding Forward-Looking Information

This registration statement contains certain forward-looking statements and information relating to Donnebrooke that are based on the beliefs of Donnebrooke or its management as well as assumptions made by and information currently available to Donnebrooke or its management. When used in this document, the words "anticipate", "believe", "estimate", "expect" and "intend" and similar expressions, as they relate to Donnebrooke or its management, are intended to identify forward-looking statements. Such statements reflect the current view of Donnebrooke or its management regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. In each instance, the forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein.


Company's History

Donnebrooke Corporation was incorporated under the name, Alluristics, Inc., on April 19, 1988 under the laws of the State of Delaware. In 1988 Donnebrooke filed a Form S-1 Registration Statement under the Securities Act of 1933,as amended, (which was declared effective February 15, 1989), covering 5,000,000 shares of its common stock. Later in 1989 the Allison family of Houston, Texas acquired a controlling interest in Donnebrooke. Over the years there were a number of stock issuances, in addition to stock splits. On October 16, 1998 Halter Capital Corporation acquired 19,490,735 shares of Donnebrooke's common stock (representing approximately 52% of the number of shares then issued and outstanding). Subsequently Donnebrooke's shareholders approved a one for 1000 reverse split of the common stock. This action decreased the number of issued and outstanding shares of common stock from 37,333,000 to 38,072 as of the effective date. On March 15, 1999, Donnebrooke issued 1,313,000 shares of its common stock to Halter Capital Corporation which had paid certain debts of Donnebrooke owing to its creditors and 2,289,300 shares of its common stock to Kevin B. Halter, Jr. for services which he had previously rendered as a consultant for Donnebrooke.


Discussion of Financial Condition

Donnebrooke  currently  has no  revenues,  no  operations  and  owns no  assets.
Donnebrooke will remain illiquid until such time as a business combination transaction occurs, if ever. No prediction of the future financial condition of Donnebrooke can be made.

Due to the lack of sustaining operations from inception, Donnebrooke is considered in the development stage and, as such, has generated no significant operating revenues and has incurred cumulative operating losses of approximately $151,000 that were extinguished in March 1999 when Donnebrooke issued 3,602,300 shares of restricted stock to two shareholders. Accordingly, Donnebrooke is dependent upon its current management and/or significant shareholders to provide sufficient working capital to preserve the integrity of the corporation during this phase.

Donnebrooke's independent auditor, S.W. Hatfield, CPA, expressed, in its opinion on Donnebrooke's audited financial statements, doubt about Donnebrooke's ability to continue as a going concern. Reference is made to Note A to the financial statements of Donnebrooke included elsewhere in this registration statement.


Plan of Business

General. Donnebrooke intends to locate and combine with an existing, privately-held company which is profitable or, in management's view, has growth potential, irrespective of the industry in which it is engaged. However, Donnebrooke does not intend to combine with a private company that may be deemed to be an investment company subject to the Investment Company Act of 1940. A combination may be structured as a merger, consolidation, exchange of Donnebrooke's common stock for stock or assets, or any other form that will result in the combined enterprises becoming a publicly-held corporation.

Pending negotiation and consummation of a combination, Donnebrooke anticipates that it will have, aside from carrying on its search for a combination partner, no business activities, and, thus, will have no source of revenue. Should Donnebrooke incur any significant liabilities prior to a combination with a private company, it may not be able to satisfy such liabilities as they are incurred.

If Donnebrooke's management pursues one or more combination opportunities beyond the preliminary negotiations stage and those negotiations are subsequently terminated, it is foreseeable that such efforts will exhaust Donnebrooke's ability to continue to seek such combination opportunities before any successful combination can be consummated. In that event, Donnebrooke's common stock will become worthless and holders of Donnebrooke's common stock will receive a nominal distribution, if any, upon Donnebrooke's liquidation and dissolution.

Combination Suitability Standards. In its pursuit for a combination partner, Donnebrooke's management intends to consider only combination candidates that are profitable or, in management's view, have growth potential. Donnebrooke's management does not intend to pursue any combination proposal beyond the preliminary negotiation stage with any combination candidate which does not furnish Donnebrooke with audited financial statements for at least its most recent fiscal year and unaudited financial statements for interim periods subsequent to the date of such audited financial statements, or is in a position to provide such financial statements in a timely manner. In the event such a combination candidate is engaged in a high technology business, Donnebrooke may obtain reports from independent organizations of recognized standing covering the technology being developed and/or used by the candidate. Donnebrooke's limited financial resources may make the acquisition of such reports difficult or even impossible to obtain and, thus, there can be no assurance that Donnebrooke will have sufficient funds to obtain such reports when considering combination proposals or candidates. To the extent that Donnebrooke is unable to obtain the advice or reports from experts, the risks of any combined enterprise's being unsuccessful will be increased. Furthermore, to the knowledge of Donnebrooke's officers and directors, neither the candidate nor any of its directors, executive officers, principal shareholders or general partners:

(1) will have been convicted of securities fraud, mail fraud, tax fraud, embezzlement, bribery, or a similar criminal offense involving misappropriation or theft of funds, or be the subject of a pending investigation or indictment involving any of those offenses;

(2) will have been subject to a temporary or permanent injunction or restraining order arising from unlawful transactions in securities, whether as issuer, underwriter, broker, dealer, or investment advisor, may be the subject of any pending investigation or a defendant in a pending lawsuit arising from or based upon allegations of unlawful transactions in securities; or

(3) will have been a defendant in a civil action which resulted in a final judgement against it or him awarding damages or rescission based upon unlawful practices or sales of securities.

Donnebrooke's officers and directors will make these determinations by asking pertinent questions of the management and/or owners of prospective combination candidates. Such persons will also ask pertinent questions of others who may be involved in the combination proceedings. However, Donnebrooke's officers and directors will not generally take other steps to verify independently information obtained in this manner which is favorable. Unless something comes to their attention which puts them on notice of a possible disqualification that is being concealed from them, such persons will rely on information received from the management of the prospective combination candidate and from others who may be involved in the combination proceedings.



                                    BUSINESS
 General

Donnebrooke Corporation was incorporated on April 19,1988 under the laws of the State of Delaware. Later in 1988 Donnebrooke filed a registration statement under The Securities Act of 1933, as amended, with the Securities and Exchange Commission with respect to a distribution of its common stock to the shareholders of Halter Venture Corporation, the corporation that was at that time its parent. This distribution of Donnebrooke's common stock became effective February 15, 1989. Donnebrooke had not yet engaged in any business operations. The business purpose of Donnebrooke was to seek out and obtain an acquisition, merger or outright sale transaction, whereby its shareholders would benefit.

Early in 1989 Albert Ray Allison III and his family purchased control of Donnebrooke. During 1989 and 1990 Donnebrooke attempted to enter into the business of owning, operating and managing various parcels of real estate and to own, operate and manage shared tenant service operations tailored predominately for the legal profession and related professions. Donnebrooke was not successful in initiating these operations. Accordingly, Donnebrooke has never had any substantial operations or substantial assets since its inception.

Donnebrooke's corporate charter was revoked in 1992 by the State of Delaware for failure to file required franchise tax reports and to pay franchise taxes. On October 16, 1998 Halter Capital Corporation acquired a controlling interest in Donnebrooke and the current Board of Directors was appointed by the previous Board of Directors, who then resigned. On October 26, 1998, tax reports were filed with, and franchise taxes were paid to, the State of Delaware and the corporate charter was revived.

Thereafter Donnebrooke's new management caused Donnebrooke's SEC periodic reporting to be brought current, including the filing of all required reports on Forms 10-K or !0-KSB and 10-Q or !0-QSB covering the periods through March 31, 1999. These actions were taken in order that Donnebrooke might be potentially more attractive to a private business that has an interest in becoming a publicly-held company be means of merging or otherwise affiliating itself with Donnebrooke.


Proposed Business

Donnebrooke intends to locate and combine with an existing, privately-held company, which is profitable, or, in management's view, has growth potential, irrespective of the industry in which it is engaged. However, Donnebrooke does not intend to combine with a private company that may be deemed to be an investment company subject to the Investment Company Act of 1940. A combination may be structured as a merger, consolidation, exchange of Donnebrooke's Common stock for stock or assets or any other form that will result in the combined enterprise's becoming a publicly-held corporation.

Pending negotiation and consummation of a combination, Donnebrooke anticipates that it will have, aside from carrying on its search for a combination partner, no business activities, and, thus, will have no source of revenue. Should Donnebrooke incur any significant liabilities prior to a combination with a private company, it may not be able to satisfy such liabilities as they are incurred.

If Donnebrooke's management pursues one or more combination opportunities beyond the preliminary negotiations stage and those negotiations are subsequently terminated, it is foreseeable that such efforts will exhaust Donnebrooke's ability to continue to seek such combination opportunities before any successful combination can be consummated. In that event, Donnebrooke's common stock will become worthless and holders of Donnebrooke's common stock will receive a nominal distribution, if any, upon Donnebrooke's liquidation and dissolution.


Combination Suitability Standards

     In its pursuit for a combination partner, Donnebrooke's management intends to consider only combination candidates which are profitable or, in management's view, have growth potential. Donnebrooke's management does not intend to pursue any combination proposal beyond the preliminary negotiation stage with any combination candidate that does not furnish Donnebrooke with audited financial statements for at least its most recent fiscal year and unaudited financial statements for interim periods subsequent to the date of such audited financial statements, or is in a position to provide such financial statements in a timely manner. In the event such a combination candidate is engaged in a high technology business, Donnebrooke may obtain reports from independent organizations of recognized standing covering the technology being developed and/or used by the candidate. Donnebrooke's limited financial resources may make the acquisition of such reports difficult or even impossible to obtain and, thus, there can be no assurance that Donnebrooke will have sufficient funds to obtain such reports when considering combination proposals or candidates. To the extent Donnebrooke is unable to obtain the advice or reports from experts, the risks of any combined enterprise's being unsuccessful will be increased. Furthermore, to the knowledge of Donnebrooke's officers and directors, neither the candidate nor any of its directors, executive officers, principal shareholders or general partners:

(4) will have been convicted of securities fraud, mail fraud, tax fraud, embezzlement, bribery, or a similar criminal offense involving misappropriation or theft of funds, or be the subject of a pending investigation or indictment involving any of those offenses;

(5) will have been subject to a temporary or permanent injunction or restraining order arising from unlawful transactions in securities, whether as issuer, underwriter, broker, dealer, or investment advisor, may be the subject of any pending investigation or a defendant in a pending lawsuit arising from or based upon allegations of unlawful transactions in securities; or

(6) will have been a defendant in a civi1 action which resulted in a final judgement against it or him awarding damages or rescission based upon unlawful practices or sales of securities.

     Donnebrooke's officers and directors will make these determinations by asking pertinent questions of the management and/or owners of prospective combination candidates. Such persons will also ask pertinent questions of others who may be involved in the combination proceedings. However, the officers and directors of Donnebrooke will not generally take other steps to verify independently information obtained in this manner which is favorable. Unless something comes to their attention that puts them on notice of a possible disqualification that is being concealed from them, such persons will rely on information received from the management of the prospective combination candidate and from others who may be involved in the combination proceedings.


 Properties.

         Donnebrooke has no properties or assets of any kind.

 Legal Proceedings.

         Donnebrooke is not a party to any pending litigation nor is it aware of any threatened legal proceeding.

Employees.

           Donnebrooke has no employees.


                                   MANAGEMENT


DIRECTORS AND OFFICERS

The directors and officers of Donnebrooke are as follows:

  NAME                        AGE              POSITION

 Kevin B. Halter               63         President, Treasurer and Director


 Kevin B, Halter, Jr.          38         Vice President, Secretary and Director


Kevin B. Halter has served as President, Treasurer and a director of Donnebrooke since October 1998. Mr. Halter has served as Chairman of the Board and Chief Executive Officer of Halter Capital Corporation, a privately-held investment and consulting company, since 1987. Kevin B. Halter is the father of Kevin B. Halter, Jr.

Kevin B. Halter, Jr. has served as Vice President, Secretary and a director of Donnebrooke since October 1998. Mr. Halter also serves as Vice President and Secretary of Halter Capital Corporation. He is the President of Securities Transfer Corporation, a stock transfer company registered with the Securities and Exchange Commission, a position which he has held since 1987. Kevin B. Halter, Jr. is the son of Kevin B. Halter.



EXECUTIVE COMPENSATION

None of the officers and directors of Donnebrooke were compensated in any way for their service to Donnebrooke during the fiscal years ended December 31, 1997 and 1998.



                       PRINCIPAL AND SELLING SHAREHOLDERS


The following table sets forth certain information as of June 15, 1999 with regard to the beneficial ownership of the Common stock by (i) each person known to Donnebrooke to be the beneficial owner of 5% or more of its outstanding shares; (ii) by the officers and directors of Donnebrooke individually and (iii) by the officers and directors as a group.

   Name and Address of Beneficial Owner(1)          Amount Owned         Percent

       Halter Capital Corporation                    1,332,492            36.6%

       Kevin B. Halter                                     604               0%

       Kevin B. Halter, Jr.                          2,289,368            62.9%


      All Officers and Directors as a Group          2,289,972             62.9%
       (Two Persons)

-----------------------------
(1) The address for each is
    16910 Dallas Parkway, Suite 100
    Dallas, Texas 75248


                              CERTAIN TRANSACTIONS

On March 15, 1999, Donnebrooke issued 1,313,000 shares of its common stock to Halter Capital Corporation which had paid certain debts of Donnebrooke owing to Donnebrooke's creditors and 2,289,300 shares of its common stock to Kevin B. Halter, Jr. for services which he had previously rendered as a consultant for Donnebrooke.


                              PLAN OF DISTRIBUTION

This prospectus relates to the offer and sale from time to time of the Shares by the Selling Shareholders. Donnebrooke has registered the Shares for sale to provide the Selling Shareholders with freely tradeable securities, but registration of such securities does not necessarily mean that any of such Shares will be offered or sold by the Selling Shareholders. Donnebrooke will not receive any proceeds from the sale of these Shares by the Selling Shareholders.

The Shares may be sold from time to time directly by any of the Selling Shareholders. Alternatively, the Selling Shareholders may from time to time offer the Shares through agents or dealers, who may receive compensation in the form of commissions from the Selling Shareholders and/or the purchasers for whom they may act as agent. The Selling Shareholders and any agents or dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of Shares by them and any commissions received by any such agents or dealers may be deemed to be underwriting commissions under the Securities Act.

At the time a particular offering of Shares is made, a Prospectus Supplement, if required, will be distributed that will set forth the names of any agents or dealers and any commissions or other terms constituting compensation from the Selling Shareholders and any other required information. The Shares may be sold from time to time at varying prices determined at the time of sale or at negotiated prices.

In order to comply with the securities laws of certain states, if applicable, the Shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the Shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification is available and is complied with.




LEGAL MATTERS

The validity of the common stock covered by this registration statement will be passed upon for Donnebrooke by Richard Braucher, attorney at law, Dallas, Texas.

EXPERTS

The audited financial statements of Donnebrooke included in this prospectus and elsewhere in the registration statement have been audited by S.W. Hatfield, CPA, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm in giving said reports.


ADDITIONAL INFORMATION

Donnebrooke is currently subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended, and has in the past filed, and will continue in the future to file, periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy any of these reports at the following public reference rooms maintained by the Commission :

In Washington, D.C.         In New York, New York        In Chicago, Illinois
450 Fifth Street, N.W.      7 World Trade Center         500 West Madison Street
Room 1024                   Suite 1300                   Suite 1400
Washington, D.C. 20549      New York, N.Y. 10048         Chicago, IL 60661-2511

You may obtain information on the operation of the public reference rooms by calling the Commission at 1-800-SEC-0330. You may also obtain coopies of this information by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.C., Washington, D.C., 20549. The Commission also maintains an internet website that contains these reports and information about issuers, like Donnebrooke Corporation, who file electronically with the Commission. The address of that site is http://www.sec.gov.

Donnebrooke has filed with the Commission a registration statement (including exhibits and information which the Commission permits the registrant to omit from this prospectus) on Form SB-2 under the Securities Act of 1933, as amended, with respect to the common stock covered by this prospectus. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement. You may obtain copies of the registration statement, including exhibits and other information about Donnebrooke, by contacting the Commission in the manner and at the addresses referenced above.


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING  AND FINANCIAL DISCLOSURE

None.


DISCLOSURE OF COMMISSION'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Donnebrooke's bylaws provide that Donnebrooke will indemnify its directors and officers to the full extent authorized or permitted under Delaware law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person in connection with the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO FINANCIAL STATEMENTS



                                                                           Page
                                                                           ----
Financial Statements

   Report of Independent Certified Public Accountants                       F-1
   Balance Sheets
     as of December 31, 1998, 1997 and 1996                                 F-2
   Statements of Operations and Comprehensive Income
     for the years ended December 31, 1998, 1997 and 1996
       and for the period April 19, 1988 (date of inception)
       to December 31, 1998                                                 F-3
   Statement of Changes in Stockholders' Equity
     for the period from April 19, 1998 (date of inception)
       to December 31, 1998                                                 F-4
   Statements of Cash Flows
     for the years ended December 31, 1998, 1997 and 1996
       and for the period April 19, 1988 (date of inception)
       to December 31, 1998                                                 F-7
   Notes to Financial Statements                                            F-8

   Balance Sheets
      as of March 31, 1999 and December 31, 1998                            F-11
   Statements of Operations and Comprehensive Income
     as of March 31, 1999 and 1998                                          F-12
   Statements of Cash Flows
     as of March 31, 1999 and 1998                                          F-13
   Notes to Financial Statements                                            F-14

    You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.





TABLE OF CONTENTS
                                              Page
Prospectus Summary                              3
Risk Factors                                    3
Registration Plan                               5
Description of Common Stock                     5        DONNEBROOKE CORPORATION
Dividend Policy                                 5
Management's Discussion and
  Analysis of Financial Condition
   and Results of Operation                     6               PROSPECTUS
Business                                        8
Directors and  Officers                        10
Principal and  Selling  Shareholders           10
Certain Transactions                           11         3,602,300 Shares of
Plan of Distribution                           11
Legal Matters                                  11
Experts                                        12
Additional Information                         12             Common Stock
Changes in and Disagreements with
      Accountants on Accounting
      and Financial Disclosure                 12            July     ,1999
Disclosure of Commission
    Position on Indemnification
    for Securities Liabilities                 12
Index to Financial Statements                  13

                                     PART II


 INFORMATION NOT REQUIRED IN THE PROSPECTUS

  Other Expenses of Issuance and Distribution.

     The estimated expenses of the registration, all of which will be paid by Donnebrooke, are as follows:

       SEC Filing Fee                             $11.00
       Printing Expense                           $*
       Accounting Fees and Expenses               $*
       Legal Fees and Expenses                    $*
       Blue Sky Fees and Expenses                 -0-
       TOTAL                                      $*
                                                  * to be supplied by amendment.


   Exhibits.

               3.1      Articles of Incorporation of Donnebrooke*

               3.2      Bylaws of Donnebrooke*

               4.1       Specimen Stock Certificate for  Common  Shares*

               5.1       Opinion of  Richard  Braucher, Esq.**

              23.1       Consent of  S.W. Hatfield, C.P.A.**

              23.2       Consent of Richard  Braucher, Esq.**

              *          previously filed
             **          filed herewith

Undertakings.

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

     (a) To include any prospectus required under Section 10(a)(3) of the Securities Act.

     (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

     (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or nay material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be anew registration statement relating tot he securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Donnebrooke certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and had duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Dallas, State of Texas, on the 29th day of June, 1999.




DONNEBROOKE CORPORATION


By: /s/ Kevin  B.  Halter                                  June 29, 1999
    --------------------------
    Kevin B. Halter, President
    and Chief Executive Officer
    (Principal Executive Officer)



                                POWER OF ATTORNEY


Donnebrooke and each person whose signature appears below hereby designates and appoints Kevin B. Halter as his attorney-in-fact (the " Attorney-in-Fact") with full power to act alone, and to execute and in the name and on behalf of Donnebrooke and each person, individually and in the capacity stated below, any amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as the Attorney-in-Fact deems appropriate, and to file each such amendment to this Registration Statement together with all exhibits thereto and any and all documents in connection therewith.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



/s/ Kevin B. Halter                                        June 29, 1999
--------------------
Kevin B. Halter, President, Treasurer
and Chief Executive Officer
(Principal Executive, Financial and Accounting Officer)



/s/ Kevin B. Halter, Jr.                                   June 29, 1999
------------------------
Kevin B. Halter, Jr., Vice President,
Secretary and Director

EXHIBIT      23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               ---------------------------------------------------


We consent to the use in Form SB-2 Registration Statement under the Securities Act of 1933 by Donnebrooke Corporation (a Delaware corporation) of our report dated January 18, 1999 (except for Note D as to which the date is March 31, 1999) on the financial statements of Donnebrooke Corporation as of December 31, 1998, 1997 and 1996 and for each of the years then ended, accompanying the financial statements contained in such Form SB-2 Registration Statement under the Securities Act of 1933, and to the use of our name and the statements with respect to us appearing under the heading "Experts".


                                     /s/ S. W. Hatfield, CPA
                                         -----------------------
                                         S. W. Hatfield, CPA
                                        (formerly S. W. Hatfield + Associates)

Dallas, Texas
June 28, 1999





EXHIBIT 23.2


                       CONSENT OF ATTORNEY FOR REGISTRANT
                       ----------------------------------


The undersigned, as attorney for the registrant, Donnebrooke Corporation, hereby consents to the use in the Form SB-2 Registration Statement under The Securities Act of 1933, as amended, by Donnebrooke Corporation of the legal opinion rendered by the undersigned and referenced therein and filed as an exhibit thereto and the use of his name in said registration statement.




                                                    /s/ Richard Braucher
Dallas, Texas                                       ------------------------
June 28, 1999                                       Richard   Braucher, Esq.

S. W. HATFIELD, CPA
certified public accountants

Member:    American Institute of Certified Public Accountants
               SEC Practice Section
               Information Technology Section
           Texas Society of Certified Public Accountants


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               --------------------------------------------------


Board of Directors and Stockholders
Donnebrooke Corporation

We have audited the accompanying balance sheets of Donnebrooke Corporation (a Delaware corporation and a development stage company) as of December 31, 1998, 1997 and 1996 and the related statements of operations, changes in stockholders' equity and cash flows for each of the three years then ended, respectively, and for the period from April 19, 1988 (date of inception) through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Donnebrooke Corporation (a development stage company) as of December 31, 1998, 1997 and 1996, and the results of its operations and its cash flows for each of the three years then ended, respectively, and for the period from April 19, 1988 (date of inception) through December 31, 1998, in conformity with generally accepted accounting principles.


                                                             S. W. HATFIELD, CPA
                                          (formerly S. W. HATFIELD + ASSOCIATES)

Dallas, Texas
January 18, 1999 (except for
   Note D, as to which the
   date is March 31, 1999)




                      Use our past to assist your future sm

P. O. Box 820395                               9002 Green Oaks Circle, 2nd Floor
Dallas, Texas  75382-0395                               Dallas, Texas 75243-7212
214-342-9635 (voice)                                          (fax) 214-342-9601
800-244-0639                                                      SWHCPA@aol.com

                             DONNEBROOKE CORPORATION
                          (a development stage company)
                                 BALANCE SHEETS
                        December 31, 1998, 1997 and 1996


                                             1998        1997         1996
                                           ---------    ---------    ---------

ASSETS                                     $    --      $    --      $    --
                                           =========    =========    =========


LIABILITIES
   Due to controlling shareholder          $  18,217    $    --      $    --
                                           ---------    ---------    ---------


STOCKHOLDERS' EQUITY
   Preferred stock - $0.00001 par value
     10,000,000 shares authorized; none
     issued and outstanding                     --           --           --
   Common stock - $0.00001 par value
     50,000,000 shares authorized
     38,072 issued and outstanding              --           --           --
   Additional paid-in capital                132,590      132,590      132,590
   Deficit accumulated during
     the development stage                  (150,807)    (132,590)    (132,590)
                                           ---------    ---------    ---------

       Total stockholders' equity            (18,217)        --           --
                                           ---------    ---------    ---------

TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                    $    --      $    --      $    --
                                           =========    =========    =========


The accompanying notes are an integral part of these financial statements.
                                                                             F-2



                             DONNEBROOKE CORPORATION
                          (a development stage company)
                STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
                  Years ended December 31, 1998, 1997 and 1996
  and Period from April 19, 1988 (date of inception) through December 31, 1998


                                                                             Period from
                                                                            April 19, 1988
                                                                          (date of inception)
                                                                               through
                                                                             December 31,
                                             1998        1997     1996         1998
                                           ---------    ------   ------     ----------------


Revenues
   Real estate management fees             $    --      $ --     $ --       $  41,253
                                           ---------    ------   ------     ---------

Expenses
   General and administrative expenses          --        --       --          45,685
   Reorganization and reactivation costs      18,217      --       --          18,217
   Amortization of organization costs           --        --       --           1,208
                                           ---------    ------   ------     ---------

     Total expenses                           18,217      --       --          65,110
                                           ---------    ------   ------     ---------


Loss from operations                         (18,217)     --       --         (23,857)

Other expenses
   Loss on abandonment of fixed assets          --        --       --        (126,950)
                                           ---------    ------   ------     ---------

Net loss                                     (18,217)     --       --        (150,807)

Other comprehensive income                      --        --       --            --
                                           ---------    ------   ------     ---------

Comprehensive loss                         $ (18,217)   $ --     $ --       $(150,807)
                                           =========    ======   ======     =========


Loss per weighted-average
   share of common stock
   outstanding, calculated
   on net loss - basic and fully diluted   $   (0.48)   nil      nil        $   (4.05)
                                           =========    ======   ======     =========

Weighted-average number
   of shares of common
   stock outstanding                          38,072    38,072   38,072        37,207
                                           =========    ======   ======     =========



The accompanying notes are an integral part of these financial statements.
                                                                             F-3




                             DONNEBROOKE CORPORATION
                          (a development stage company)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
    Period from April 19, 1988 (date of inception) through December 31, 1998


                                                                              Deficit
                                                                            accumulated
                                                               Additional    during the
                                       Common Stock             paid-in      development
                                   Shares          Amount       capital       stage           Total
                                 -----------    -----------   -----------   -----------    -----------

Issuance of stock at formation
   on April 19, 1988              16,000,000    $       160   $      --     $      --      $       160

Capital contributed to
  support development                   --             --           1,700          --            1,700

Net loss for the period                 --             --            --          (1,728)        (1,728)
                                 -----------    -----------   -----------   -----------    -----------

Balances at
   December 31, 1988              16,000,000            160         1,700        (1,728)           132

Shares issued during
   the year                       21,333,000            213       130,517          --          130,730

Shares issued into
   escrow pending
   acquisition of
   real estate                    17,303,000           --            --            --             --

Net loss for the year                   --             --            --          (5,520)        (5,520)
                                 -----------    -----------   -----------   -----------    -----------

Balances at
  December 31, 1989               54,636,000            373       132,217        (7,248)       125,342

Return of shares to
   unissued status due
   to non-performance
   by the selling parties        (17,303,000)          --            --            --             --

Net loss for the year                   --             --            --        (124,633)      (124,633)
                                 -----------    -----------   -----------   -----------    -----------

Balances at
  December 31, 1990               37,333,000            373       132,217      (131,881)           709

Net loss for the year                   --             --            --            (242)          (242)
                                 -----------    -----------   -----------   -----------    -----------

Balances at
  December 31, 1991               37,333,000    $       373   $   132,217   $  (132,123)   $       467
                                 ===========    ===========   ===========   ===========    ===========



                                  - Continued -



The accompanying notes are an integral part of these financial statements.
                                                                             F-4




                             DONNEBROOKE CORPORATION
                          (a development stage company)
            STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY - CONTINUED
    Period from April 19, 1988 (date of inception) through December 31, 1998


                                                                   Deficit
                                                                  accumulated
                                                     Additional    during the
                               Common Stock            paid-in    development
                            Shares        Amount       capital       stage         Total
                           ----------   ----------   ----------   ----------    ----------

Balances at
  December 31, 1991        37,333,000   $      373   $  132,217   $ (132,123)   $      467

Net loss for the year            --           --           --           (242)         (242)
                           ----------   ----------   ----------   ----------    ----------

Balances at
   December 31, 1992       37,333,000          373      132,217     (132,365)          225

Net loss for the year            --           --           --           (221)         (221)
                           ----------   ----------   ----------   ----------    ----------

Balances at
   December 31, 1993       37,333,000          373      132,217     (132,586)            4

Net loss for the year            --           --           --             (4)           (4)
                           ----------   ----------   ----------   ----------    ----------

Balances at
   December 31, 1994       37,333,000          373      132,217     (132,590)         --

Net loss for the year            --           --           --           --            --
                           ----------   ----------   ----------   ----------    ----------

Balances at
   December 31, 1995       37,333,000          373      132,217     (132,590)         --

Net loss for the year            --           --           --           --            --
                           ----------   ----------   ----------   ----------    ----------

Balances at
   December 31, 1996       37,333,000          373      132,217     (132,590)         --

Net loss for the year            --           --           --           --            --
                           ----------   ----------   ----------   ----------    ----------

Balances at
   December 31, 1997       37,333,000          373      132,217     (132,590)         --

Net loss for the year            --           --           --        (18,217)      (18,217)
                           ----------   ----------   ----------   ----------    ----------

Balances at
   December 31, 1998, as
   originally presented    37,333,000   $      373   $  132,217   $ (150,807)   $  (18,217)
                           ==========   ==========   ==========   ==========    ==========


                                  - Continued -


The accompanying notes are an integral part of these financial statements.
                                                                             F-5




                             DONNEBROOKE CORPORATION
                          (a development stage company)
            STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY - CONTINUED
    Period from April 19, 1988 (date of inception) through December 31, 1998


                                                                             Deficit
                                                                            accumulated
                                                               Additional   during the
                                       Common Stock             paid-in     development
                                  Shares         Amount          capital      stage         Total
                                -----------    -----------    -----------   -----------    -----------

Balances at
   December 31, 1998, as
   originally presented          37,333,000            373        132,217      (150,807)       (18,217)

Effect of one for 1,000
   reverse stock split in
   February 1999, including
   effect of fractional share
   rounding                     (37,294,928)          (373)           373          --             --
                                -----------    -----------    -----------   -----------    -----------

Balances at
   December 31, 1998,
   as restated                       38,072    $      --      $   132,590   $  (150,807)   $   (18,217)
                                ===========    ===========    ===========   ===========    ===========





The accompanying notes are an integral part of these financial statements.
                                                                             F-6




                             DONNEBROOKE CORPORATION
                          (a development stage company)
                            STATEMENTS OF CASH FLOWS
                Years ended December 31, 1998, 1997 and 1996 and
    Period from April 19, 1988 (date of inception) through December 31, 1998

                                                                                 Period from
                                                                                 April 19, 1988
                                                                                (date of inception)
                                                                                   through
                                                                                  December 31,
                                                     1998         1997    1996      1998
                                                  ------------   ------   ------   ----------------


Cash Flows from Operating Activities
Net loss for the period                           $    (18,217)  $ --     $ --     $(150,807)
Adjustments to reconcile net loss
   to net cash provided by operating activities
     Loss on abandonment of fixed assets                  --       --       --       126,950
     Amortization of organization costs                   --       --       --         1,208
     Payment of organization costs                        --       --       --        (1,208)
                                                  ------------   ------   ------   ---------

Net cash used in operating activities                  (18,217)    --       --       (23,857)
                                                  ------------   ------   ------   ---------

Cash Flows from Investing Activities                      --       --       --          --
                                                  ------------   ------   ------   ---------

Cash Flows from Financing Activities
Issuance of common stock                                  --       --       --         3,940
Cash advanced by controlling shareholder                18,217     --       --        18,217
Capital contributed to support development                --       --       --         1,700
                                                  ------------   ------   ------   ---------

Net cash used in financing activities                     --       --       --        23,857
                                                  ------------   ------   ------   ---------

Increase in Cash                                          --       --       --          --

Cash at beginning of period                               --       --       --          --
                                                  ------------   ------   ------   ---------

Cash at end of period                             $       --     $ --     $ --     $    --
                                                  ============   ======   ======   =========

Supplemental Disclosure of
   Interest and Income Taxes Paid
     Interest paid for the period                 $       --     $ --     $ --     $    --
                                                  ============   ======   ======   =========
     Income taxes paid for the period             $       --     $ --     $ --     $    --
                                                  ============   ======   ======   =========

Supplemental Disclosure of
   Non-cash Investing and
   Financing Activities
     Common stock exchanged for
       office furniture and equipment             $       --     $ --     $ --     $ 126,950
                                                  ============   ======   ======   =========


The accompanying notes are an integral part of these financial statements.
                                                                             F-7

                             DONNEBROOKE CORPORATION
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS


NOTE A - Organization and Description of Business

Donnebrooke Corporation (Company) was incorporated on April 19, 1988 as Alluristics, Inc. under the laws of the State of Delaware. During 1989 and 1990, the Company attempted to enter the business of owning, operating and managing various parcels of real estate and to own, operate and manage shared tenant service operations tailored predominately for the legal profession and related professionals. The Company was unsuccessful in initiating these operations.

Accordingly, the Company has had no substantial operations or substantial assets since inception. The current business purpose of the Company is to seek out and obtain a merger, acquisition or outright sale transaction whereby the Company's stockholders will benefit. The Company is not engaged in any negotiations and has not undertaken any steps to initiate the search for a merger or acquisition candidate.

Due to the lack of sustaining operations from inception, the Company is considered in the development stage and, as such, has generated no significant operating revenues and has incurred cumulative operating losses of approximately $151,000. Accordingly, the Company is fully dependent upon its current management and/or significant stockholders to provide sufficient working capital to preserve the integrity of the corporate entity during this phase. It is the intent of management and significant stockholders to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity. During the fourth quarter, the Company has had paid on its behalf by management and significant shareholders or has accrued various aggregate reorganization and reactivation expenses of approximately $18,200 on behalf of the Company.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE B - Summary of Significant Accounting Policies

1.   Cash and cash equivalents

     The Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

2.   Organization costs

     Organization costs were amortized using the straight-line basis.

3.   Income taxes

     The Company files its own separate federal income tax return and uses the asset and liability method of accounting for income taxes. Due to a September 30, 1998 change in control involving in excess of 50.0% of the outstanding common stock of the Company, the Company has no net operating loss carryforwards available to offset financial statement or tax return taxable income in future periods.

                             DONNEBROOKE CORPORATION
                          (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


NOTE B - Summary of Significant Accounting Policies - Continued

4.   Loss per share

     Basic  earnings  (loss) per share is computed  by  dividing  the net income
     (loss) by the weighted-average number of shares of common stock and common stock equivalents (primarily outstanding options and warrants). Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method. The calculation of fully diluted earnings (loss) per share assumes the dilutive effect of the exercise of outstanding options and warrants at either the beginning of the respective period presented or the date of issuance, whichever is later. As of December 31, 1998, 1997 and 1996, the Company had no outstanding warrants and/or options outstanding.


NOTE C - Related Party Transactions

For the period April 19, 1988 (date of inception) through December 31, 1988, Halter Venture Corporation, the Company's initial former controlling shareholder, provided office space and management services to the Company for an aggregate fee of $1,700.

During the fourth quarter of 1998, the Company had paid on its behalf or accrued approximately $14,600 in expenses for stock transfer and electronic document filing services to an entity related to an officer and controlling shareholder of the Company.


NOTE D - Subsequent Events

In January 1999, the Company circulated a proxy statement for a Special Meeting of Shareholders to be held on February 16, 1999. The principal purpose of this meeting was to elect two directors to serve until the next Annual Meeting of Shareholders and approved an amendment to the Company's Certificate of Incorporation to effect a one for one thousand (1 for 1,000) reverse split of the Company's issued and outstanding common stock and to reduce the number of Authorized Shares from one billion (1,000,000,000) to fifty million. (50,000,000). There was no change to the stated par value of the Company's common stock in this proposal.

In February 1999, the Company's stockholders approved an amendment to the Company's Certificate of Incorporation to effect a one (1) for one thousand (1,000) reverse stock split of the issued and outstanding shares of the Company's common stock and to reduce the number of authorized shares from one billion (1,000,000,000) to fifty million (50,000,000). The effect of the reverse split is reflected in the accompanying financial statements as if the reverse split had occurred on the first day of the earliest period presented.

In March 1999, the Company filed an Amended and Restated Certificate of Incorporation with the State of Delaware. This amendment changed the Company's capital structure to eliminate all references to preferred stock and reduced the number of common shares authorized from 1,000,000,000 of $0.00001 par value to 50,000,000 shares of $0.00001 par value.

                             DONNEBROOKE CORPORATION
                          (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


NOTE D - Subsequent Events - Continued

In March 1999, the Company issued an aggregate 3,602,300 shares of common stock, pursuant to a Form S-8, Registration Statement under The Securities Act of 1933, to a controlling shareholder and an affiliated individual, who is an officer and director of the Company, in settlement of expenses paid or accrued on behalf of the Company for various consulting, reorganization, stock transfer and electronic document filing services. This transaction was valued at an aggregate of approximately $36,000, which equaled the respective invoiced amounts paid or accrued on behalf of the Company by the respective related parties. Of the aggregate amount, approximately $19,000 was for services paid or accrued on the Company's behalf by an entity related to the individual who is an officer and director of the Company.





                (Remainder of this page left blank intentionally)



                             Donnebrooke Corporation
                        (a development stage enterprise)
                                 Balance Sheets
                      March 31, 1999 and December 31, 1998


                                                       (Unaudited)     (Audited)
                                                         March 31,     December 31,
                                                            1999           1998
                                                       ------------    ------------


Assets                                                 $       --      $       --
                                                       ============    ============


Liabilities
   Due to controlling shareholder                              --            18,217
                                                       ------------    ------------

Stockholders' Equity
   Common stock - $0.00001 par value 50,000,000
     shares authorized.  3,640,372 and 38,072 shares
     issued and outstanding, respectively                        36            --
   Additional paid-in capital                               168,577         132,590
   Deficit accumulated during
     the development stage                                 (168,613)       (150,807)
                                                       ------------    ------------

       Total stockholders' equity                              --           (18,217)
                                                       ------------    ------------

Total Liabilities and Stockholders' Equity             $       --      $       --
                                                       ============    ============



                             Donnebrooke Corporation
                        (a development stage enterprise)
                Statements of Operations and Comprehensive Income
                   Three months ended March 31, 1999 and 1998

                                   (Unaudited)

                                         Three months  Three months
                                             ended       ended
                                            March 31,   March 31,
                                             1999         1998

Revenues                                   $    --      $    --
                                           ---------    ---------

Expenses
   General and administrative expenses        17,806         --
                                           ---------    ---------

Net Loss                                        --           --

Other Comprehensive Income                      --           --
                                           ---------    ---------

Comprehensive Loss                         $ (17,806)   $    --
                                           =========    =========

Loss per weighted-average share
   of common stock outstanding,
   computed on net loss - basic and
   fully diluted                           $   (0.02)         nil
                                           =========    =========
Weighted-average number
   of shares of common stock
   outstanding - basic and fully diluted     718,506       38,072
                                           =========    =========



                             Donnebrooke Corporation
                        (a development stage enterprise)
                            Statements of Cash Flows
                   Three months ended March 31, 1999 and 1998

                                   (Unaudited)

                                                            Three months   Three months
                                                              ended          ended
                                                             March 31,     March 31,
                                                                1999          1998
                                                            -------------  -------------

Cash flows from operating activities
   Net loss for the period                                  $    (17,806)  $   --
   Adjustments to reconcile net loss
     to net cash provided by operating
     activities
       Common stock issued for consulting services                17,806       --
                                                            ------------   --------

Net cash used in operating activities                               --         --
                                                            ------------   --------

Cash flows from investing activities                                --         --
                                                            ------------   --------

Cash flows from financing activities                                --         --
                                                            ------------   --------

Increase (decrease) in cash                                         --         --

Cash at beginning of period                                         --         --
                                                            ------------   --------

Cash at end of period                                       $       --     $   --
                                                            ============   ========


Supplemental disclosure of interest and income taxes paid
     Interest paid for the period                           $       --     $   --
                                                            ============   ========
     Income taxes paid (refunded) for the period            $       --     $   --
                                                            ============   ========

Supplemental disclosure of non-cash
   investing and financing activities
     Amounts due to controlling shareholder
       settled with the issuance of common stock            $     18,217   $   --
                                                            ============   ========

                             Donnebrooke Corporation
                        (a development stage enterprise)

                          Notes to Financial Statements


Note 1 - Basis of Presentation

During interim periods, Donnebrooke Corporation (Company) follows the accounting policies set forth in its Annual Report Pursuant to Section 13 of the Securities Exchange Act of 1934 on Form 10-K as filed with the U. S. Securities and Exchange Commission. The December 31, 1998 balance sheet data was derived from audited financial statements of Donnebrooke Corporation, but does not include all disclosures required by generally accepted accounting principles. Users of financial information provided for interim periods should refer to the annual financial information and footnotes contained in the Annual Report Pursuant to
Section 13 of the Securities Exchange Act of 1934 on Form 10-K when reviewing the interim financial results presented herein.

In the opinion of management, the accompanying interim financial statements, prepared in accordance with the instructions for Form 10-Q, are unaudited and contain all material adjustments, consisting only of normal recurring adjustments necessary to present fairly the financial condition, results of operations and cash flows of the Company for the respective interim periods presented. The current period results of operations are not necessarily indicative of results which ultimately will be reported for the full fiscal year ending December 31, 1999.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.
Accordingly, actual results could differ from those estimates.

Note 2 - Summary of Significant Accounting Policies

1.   Cash and cash equivalents

     The Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

     Cash overdraft positions may occur from time to time due to the timing of making bank deposits and releasing checks, in accordance with the Company's cash management policies.

2.   Loss per share

     Basic  earnings  (loss) per share is computed  by  dividing  the net income
     (loss) by the weighted-average number of shares of common stock and common stock equivalents (primarily outstanding options and warrants). Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method. The calculation of fully diluted earnings (loss) per share assumes the dilutive effect of the exercise of outstanding options and warrants at either the beginning of the respective period presented or the date of issuance, whichever is later. As of March 31, 1999 and 1998, the Company had no outstanding warrants and/or options outstanding.

                             Donnebrooke Corporation
                        (a development stage enterprise)

                    Notes to Financial Statements - Continued


Note 3 - Common Stock Transactions

In February 1999, the Company's stockholders approved an amendment to the Company's Certificate of Incorporation to effect a one (1) for one thousand (1,000) reverse stock split of the issued and outstanding shares of the Company's common stock and to reduce the number of authorized shares from one billion (1,000,000,000) to fifty million (50,000,000). The effect of the reverse split is reflected in the accompanying financial statements as if the reverse split had occurred on the first day of the earliest period presented.

In March 1999, the Company filed an Amended and Restated Certificate of Incorporation with the State of Delaware. This amendment changed the Company's capital structure to eliminate all references to preferred stock and reduced the number of common shares authorized from 1,000,000,000 of $0.00001 par value to 50,000,000 shares of $0.00001 par value.

In March 1999, the Company issued an aggregate 3,602,300 shares of common stock, pursuant to a Form S-8, Registration Statement under The Securities Act of 1933, to a controlling shareholder and an affiliated individual, who is an officer and director of the Company, in settlement of expenses paid or accrued on behalf of the Company for various consulting, reorganization, stock transfer and electronic document filing services. This transaction was valued at an aggregate of approximately $36,000, which equaled the respective invoiced amounts paid or accrued on behalf of the Company by the respective related parties. Of the aggregate amount, approximately $19,000 was for services paid or accrued on the Company's behalf by an entity related to the individual who is an officer and director of the Company.